Exhibit 10.3

THERAVANCE, INC.

2004 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED FEBRUARY 10, 2010)

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8.4	Voting and Dividend Rights	7

ARTICLE IX.	STOCK UNITS AND PERFORMANCE CASH AWARDS	8
9.1	Stock Unit Agreement	8
9.2	Payment for Awards	8
9.3	Vesting Conditions	8
9.4	Voting and Dividend Rights	8
9.5	Form and Time of Settlement of Stock Units	8
9.6	Death of Recipient	9
9.7	Creditors’ Rights	9
9.8	Performance Cash Awards	9

ARTICLE X.	CHANGE IN CONTROL	9
10.1	Effect of Change in Control	9
10.2	Acceleration	10

ARTICLE XI.	PROTECTION AGAINST DILUTION	10
11.1	Adjustments	10
11.2	Dissolution or Liquidation	10
11.3	Reorganizations	10

ARTICLE XII.	DEFERRAL OF AWARDS	11

ARTICLE XIII.	AWARDS UNDER OTHER PLANS	12

ARTICLE XIV.	PAYMENT OF FEES IN SECURITIES	12
14.1	Effective Date	12
14.2	Elections to Receive NSOs, Restricted Shares or Stock Units	12
14.3	Number and Terms of NSOs, Restricted Shares or Stock Units	12

ARTICLE XV.	LIMITATION ON RIGHTS	13
15.1	Retention Rights	13
15.2	Stockholders’ Rights	13
15.3	Regulatory Requirements	13
15.4	Transferability of Awards	13

ARTICLE XVI.	WITHHOLDING TAXES	13
16.1	General	13
16.2	Share Withholding	14

ARTICLE XVII.	FUTURE OF THE PLAN	14
17.1	Term of the Plan	14
17.2	Amendment or Termination	14
17.3	Stockholder Approval	14

ARTICLE XVIII.	DEFINITIONS	15

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THERAVANCE, INC.
2004 EQUITY INCENTIVE PLAN

ARTICLE I.                                                        INTRODUCTION.

The Plan was adopted by the Board on May 27, 2004 to be effective at the IPO, and the amendment and restatement of the Plan was approved by the Board and the Compensation Committee of the Board on February 10, 2010 to be effective on the date of the Corporation’s 2010 Annual Meeting of Stockholders assuming the Plan is approved by the Corporation’s stockholders at such meeting. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for the following Awards:  (i) Options (which may constitute incentive stock options or nonstatutory stock options), (ii) stock appreciation rights, (iii) Restricted Shares, (iv) Stock Units and (v) Performance Cash Awards.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE II.                                                    ADMINISTRATION.

2.1                                 Committee Composition.  The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)                                  Any listing standards prescribed by the principal securities market on which the Corporation’s equity securities are traded;

(b)                                 Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c)                                  Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)                                 Any other requirements imposed by applicable law, regulations or rules.

2.2                                 Committee Responsibilities.  The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and

(e) carry out any other duties delegated to it by the Board.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3                                 Committee for Non-Officer Grants.  The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Corporation who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Corporation under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE III.                                                SHARES AVAILABLE FOR GRANTS.

3.1                                 Basic Limitation.  Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of shares of Common Stock that may be awarded pursuant to Stock Awards granted under the Plan on or after January 1, 2010 shall not exceed (a) 7,600,000 shares (which includes 1,541,428 shares remaining available for issuance under the Plan as of January 1, 2010) and (b) the additional shares of Common Stock described in Sections 3.2 and 3.3(1).  The number of shares of Common Stock that may be awarded pursuant to ISOs granted under the Plan on or after January 1, 2010 shall not exceed 7,600,000 shares.  The number of shares of Common Stock that may be awarded under the Plan on or after January 1, 2010 shall be reduced by (a) one share for every option and stock appreciation right granted under the Plan or the Corporation’s 2008 New Employee Equity Incentive Plan on or after January 1, 2010 and (b) 1.45 shares for every stock award other than an option or stock appreciation right granted under the Plan or the Corporation’s 2008 New Employee Equity Incentive Plan on or after January 1, 2010.  The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11.  The number of shares of Common Stock that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan.   No further awards shall be granted under the Predecessor Plans after the dates specified in Section 17.1.

3.2                                 Additional Shares.  If restricted shares or shares of Common Stock issued upon the exercise of options under this Plan or the Predecessor Plans are forfeited or repurchased, then such shares of Common Stock shall again become available for Stock Awards under this Plan.  If stock units, options or stock appreciation rights under this Plan or the Predecessor Plans are forfeited, settled in cash (in whole or in part) or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for

(1) The history of the Plan’s share reserve prior to January 1, 2010 includes the following: (i) an initial share reserve of 13,034,369 shares (consisting of 3,700,000 shares plus 9,334,369 shares remaining available for issuance under the Pre-IPO Plans on the date of effectiveness of the IPO) and (ii) an increase of 3,500,000 shares approved by the Compensation Committee of the Board of Directors on November 29, 2006 and the Board of Directors on December 6, 2006 (all  share numbers in clause (i) reflect the reverse stock split approved in connection with the Corporation’s IPO).

Stock Awards under this Plan.  Notwithstanding anything to the contrary contained herein, on or after January 1, 2010, the following shares of Common Stock shall not be added back to the number of shares available for Stock Awards under Section 3.1:  (i) shares tendered by a Participant or withheld by the Corporation in payment of the exercise price of an option granted under this Plan or the Predecessor Plans, or to satisfy any tax withholding obligation with respect to a stock award granted under this Plan or the Predecessor Plans, (ii) shares subject to a stock appreciation right issued under this Plan or the Predecessor Plans that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof and (iii) shares reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of an option granted under this Plan or the Predecessor Plans.  On or after January 1, 2010, any shares that again become available for Stock Awards under this Section 3.2 shall be added back as (i) one share if such shares were subject to options or stock appreciation rights granted under this Plan or the Predecessor Plans and (ii) 1.45 shares if such shares were subject to stock awards other than options or stock appreciation rights that were granted under this Plan or the Predecessor Plans.

3.3                                 Shares Subject to Substituted Awards.  The number of shares of Common Stock subject to Substitute Awards granted by the Corporation shall not reduce the number of shares of Common Stock that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided under Section 3.2.

ARTICLE IV.                                               ELIGIBILITY.

4.1                                 Incentive Stock Options.  Only Employees who are common-law employees of the Corporation, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2                                 Other Grants.  Awards other than ISOs may only be granted to Employees, Outside Directors and Consultants.

ARTICLE V.                                                   OPTIONS.

5.1                                 Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2                                 Number of Shares.  Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11.  Options granted to any Optionee in a single fiscal year of the Corporation shall not cover more than 1,500,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not cover more than 2,000,000 shares of Common Stock.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3                                 Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.   This Section 5.3 shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Section 424(a) of the Code (whether or not the Option is an ISO).

5.4                                 Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of  a Change in Control, the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5                                 Modification or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles 10 and 11, neither the Committee nor any other person may (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel or allow an optionee to surrender an outstanding Option to the Corporation in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Corporation’s Common Stock is traded).

5.6                                 Buyout Provisions.  Except to the extent prohibited by Section 5.5, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE VI.                                               PAYMENT FOR OPTION SHARES.

6.1                                 General Rule.  The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time such shares of Common Stock are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an Outside Director or executive officer of the Corporation, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2                                 Surrender of Stock.  With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee.  Such shares of Common Stock shall be valued at their Fair Market Value on the date the new shares of Common Stock are purchased under the Plan.  The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3                                 Exercise/Sale.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

6.4                                 Exercise/Pledge.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

6.5                                 Promissory Note.  To the extent permitted by Section 13(k) of the Exchange Act, with the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) a full-recourse promissory note.  However, the par value of the shares of Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6                                 Other Forms of Payment.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE VII.                                           STOCK APPRECIATION RIGHTS.

7.1                                 SAR Agreement.  Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Corporation.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2                                 Number of Shares.  Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11.  SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 1,500,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not pertain to more than 2,000,000 shares of Common Stock.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

7.3                                 Exercise Price.  Each SAR Agreement shall specify the Exercise Price which, except with respect to Substitute Awards, shall not be less than Fair Market Value.  An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4                                 Exercisability and Term.  Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant.  An SAR Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.  An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.  An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5                                 Exercise of SARs.  Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.  If, on the date an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6                                 Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs.  The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles 10 and 11, neither the Committee nor any other person may (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Corporation in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding SAR or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Corporation’s Common Stock is traded).

ARTICLE VIII.                                       RESTRICTED SHARES.

8.1                                 Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2                                 Payment for Awards.  Subject to the following two sentences, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services.  To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents, property or past services rendered to the Corporation (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes.  If the Participant is an Outside Director or executive officer of the Corporation, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.  Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3                                 Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target shall be based on one or more of the criteria set forth in Appendix A.  The Committee shall identify such target not later than the 90th day of such period.  Subject to adjustment in accordance with Article 11, in no event shall more than 1,500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Corporation, except that 2,000,000 Restricted Shares may be granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences.  A Restricted Stock Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death, disability or retirement or other events.

8.4                                 Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.  Cash dividends with respect to any Restricted Shares and any other property (other than cash) distributed as a dividend or otherwise with respect to Restricted Shares that vest based on the achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

ARTICLE IX.                                               STOCK UNITS AND PERFORMANCE CASH AWARDS.

9.1                                 Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2                                 Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3                                 Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target shall be based on one or more of the criteria set forth in Appendix A.  The Committee shall identify such target not later than the 90th day of such period.  Subject to adjustment in accordance with Article 11, in no event shall more than 1,500,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Corporation, except that up to 2,000,000 Stock Units subject to performance-based vesting conditions may be granted to a new Employee in the fiscal year of the Corporation in which his or her Service first commences.  A Stock Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death, disability or retirement or other events.

9.4                                 Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.  Notwithstanding the foregoing, dividend equivalents with respect to any Stock Units that vest based on the achievement of performance goals shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5                                 Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

9.6                                 Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation.  A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7                                 Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation.  Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8                                 Performance Cash Awards.  A Performance Cash Award is a cash award that may be granted upon the attainment of certain performance goals for a specified performance period of one or more fiscal years.  The Committee shall determine such performance.  The goals applicable to a Performance Cash Award shall be based on one or more of the criteria set forth in Appendix A.  The Committee shall determine such goals no later than the 90th day of such period.  Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Committee which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of various Performance Cash Awards need not be identical.  The maximum amount that may be paid to any Participant for each fiscal year of the Corporation in a performance period attributable to Performance Cash Awards shall not exceed $2,000,000.  The Committee may determine, at the time of granting a Performance Cash Award or thereafter, that all or part of such Performance Cash Award shall become earned and payable in the event that the Corporation is subject to a Change in Control before the Participant’s service terminates or as otherwise determined by the Committee in special circumstances.

ARTICLE X.                                                   CHANGE IN CONTROL.

10.1                           Effect of Change in Control.  Unless the Committee provides otherwise in a Stock Option Agreement, SAR Agreement, Restricted Stock Agreement or Stock Unit Agreement, in the event of any Change in Control, each outstanding Stock Award shall automatically accelerate so that each such Stock Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Stock Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock.  However, an outstanding Stock Award shall not so accelerate if and to the extent such Stock Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Stock Award for shares of the capital stock of the successor corporation (or parent thereof).  The determination of award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

10.2                           Acceleration.  The Committee shall have the discretion, exercisable either at the time the Stock Award is granted or at any time while the Stock Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Stock Award is to be assumed or replaced in the Change in Control.

ARTICLE XI.                                               PROTECTION AGAINST DILUTION.

11.1                           Adjustments.  In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material affect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, corresponding adjustments shall automatically be made in each of the following:

(a)                                  The number of Options, SARs, Restricted Shares and Stock Units available for future Stock Awards under Article 3, including the limitation on the number of ISOs in Section 3.1;

(b)                                 The limitations set forth in Sections 5.2, 7.2, 8.3 and 9.3;

(c)                                  The number of shares of Common Stock covered by each outstanding Option and SAR;

(d)                                 The Exercise Price under each outstanding Option and SAR; or

(e)                                  The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2                           Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

11.3                           Reorganizations.  In the event that the Corporation is a party to a merger or consolidation, all outstanding Stock Awards shall be subject to the agreement of merger or consolidation.  Such agreement shall provide for one or more of the following:

(a)                                  The continuation of such outstanding Stock Awards by the Corporation (if the Corporation is the surviving corporation).

(b)                                 The assumption of such outstanding Stock Awards by the surviving corporation or its parent (in a manner that complies with section 424(a) of the Code with respect to Options).

(c)                                  The substitution by the surviving corporation or its parent of new awards for such outstanding Stock Awards (in a manner that complies with section 424(a) of the Code with respect to Options).

(d)                                 Full exercisability of such outstanding Stock Awards and full vesting of the shares of Common Stock subject to such Stock Awards, followed by the cancellation of such Stock Awards.  The full exercisability of such Stock Awards and full vesting of the shares of Common Stock subject to such Stock Awards may be contingent on the closing of such merger or consolidation.  The Participants shall be able to exercise such Stock Awards during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Participants a reasonable opportunity to exercise such Stock Awards.  Any exercise of such Stock Awards during such period may be contingent on the closing of such merger or consolidation.

(e)                                  The cancellation of such outstanding Stock Awards and a payment to the Participants equal to the excess of (i) the Fair Market Value of the shares of Common Stock subject to such Stock Awards (whether or not such Stock Awards are then exercisable or such shares of Common Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Stock Awards would have become exercisable or such shares of Common Stock would have vested.  Such payment may be subject to vesting based on the Optionee’s continuing service, provided that the vesting schedule shall not be less favorable to the Participants than the schedule under which such Stock Awards would have become exercisable or such shares of Common Stock would have vested.  If the Exercise Price of the shares of Common Stock subject to such Stock Awards exceeds the Fair Market Value of such shares of Common Stock, then such Stock Awards may be cancelled without making a payment to the Participants.  For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE XII.                                           DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a)                                  Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books;

(b)                                 Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c)                                  Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books.  Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee.  A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation.  Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation.  If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE XIII.                                       AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs.  Such awards may be settled in the form of shares of Common Stock issued under this Plan.  Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

ARTICLE XIV.                                      PAYMENT OF FEES IN SECURITIES.

14.1                           Effective Date.  No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2                           Elections to Receive NSOs, Restricted Shares or Stock Units.  An Outside Director may elect to receive his or her annual retainer payments or meeting fees from the Corporation in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board.  Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.  An election under this Article 14 shall be filed with the Corporation on the prescribed form.

14.3                           Number and Terms of NSOs, Restricted Shares or Stock Units.  The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers or meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board.  The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE XV.                                          LIMITATION ON RIGHTS.

15.1                           Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant.  The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Corporation’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2                           Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time a stock certificate for such shares of Common Stock is issued or, if applicable, the time he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3                           Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Corporation reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

15.4                           Transferability of Awards.  Except as provided below, no Award and no shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by a beneficiary designation, will or the laws of descent and distribution, and such Award may be exercised during the life of a Participant only by the Participant or the Participant’s guardian or legal representative.  To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee there, a “Permitted Assignee”) other than an ISO to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

ARTICLE XVI.                                      WITHHOLDING TAXES.

16.1                           General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Corporation shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

16.2                           Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired.  Such shares of Common Stock shall be valued at their Fair Market Value on the date they are withheld or surrendered.

ARTICLE XVII.                                  FUTURE OF THE PLAN.

17.1                           Term of the Plan.  The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date the Board adopted the Plan or (b) the date the Board adopted the most recent increase in the number of shares of Common Stock available under Article 3 which was approved by the Corporation’s stockholders.  No further option grants shall be made under the Pre-IPO Plans after the Plan effective date.  No further awards shall be made under the Corporation’s 2008 New Employee Equity Incentive Plan after the date of the Corporation’s 2010 Annual Meeting of Stockholders, assuming this Plan is re-approved by the stockholders at such meeting.  All awards outstanding under the Predecessor Plans as of such dates shall, immediately upon effectiveness of the Plan, remain outstanding in accordance with their terms.  Each outstanding award under the Predecessor Plans shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares of Common Stock, except that the following vesting acceleration provisions relating to Change in Control shall be extended to the options outstanding under the Pre-IPO Plans at the IPO: if the optionee experiences an involuntary termination within three months before or twenty-four months following a Change in Control, each of such optionee’s outstanding options shall automatically accelerate so that each such option shall, immediately prior to the effective date of the termination, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

17.2                           Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

17.3                           Stockholder Approval.  An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules.  However, an amendment of the last sentence of Section 5.5 or 7.6 is subject to the approval of the Corporation’s stockholders and section 162(m) of the Code may require that the Corporation’s stockholders approve:

(a)                                  The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the Corporation’s initial public offering occurred; and

(b)                                 The performance criteria set forth on Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders previously approved such criteria.

ARTICLE XVIII.                              DEFINITIONS.

18.1                           “Affiliate” means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

18.2                           “Award” means any award of a Stock Award or a Performance Cash Award under the Plan.

18.3                           “Board” means the Corporation’s Board of Directors, as constituted from time to time.

18.4                           “Change in Control” shall mean:

(a)                                  The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)                                 The sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(c)                                  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)                                     Had been directors of the Corporation on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(ii)                                  Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)                                 Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities.  For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement dated as of June 4, 2004 among the Corporation, GSK, GlaxoSmithKline plc and Glaxo Group Limited, as amended (the “Governance Agreement”) to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Corporation (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Corporation’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

18.5                           “Code” means the Internal Revenue Code of 1986, as amended.

18.6                           “Committee” means a committee of the Board, as described in Article 2.

18.7                           “Common Stock” means the common stock of the Corporation.

18.8                           “Corporation” means Theravance, Inc., a Delaware corporation.

18.9                           “Consultant” means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor.  Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.10                     “Employee” means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

18.11                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

18.12                     “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

18.13                     “Fair Market Value” means the closing selling price of one share of Common Stock as reported on Nasdaq, and if not available, then it shall be determined by the Committee in good faith on such basis as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

18.14                     “IPO” means the initial public offering of the Corporation’s Common Stock.

18.15                     “ISO” means an incentive stock option described in section 422(b) of the Code.

18.16                     “NSO” means a stock option not described in sections 422 or 423 of the Code.

18.17                     “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

18.18                     “Optionee” means an individual who or estate that holds an Option or SAR.

18.19                     “Outside Director” shall mean a member of the Board who is not an Employee.  Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.20                     “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

18.21                     “Participant” means an individual who or estate that holds an Award.

18.22                     “Performance Cash Award” means an award of cash granted under Section 9.8 of the Plan.

18.23                     “Plan” means this Theravance, Inc. 2004 Equity Incentive Plan, as amended from time to time.

18.24                     “Predecessor Plans” means the Corporation’s 1997 Stock Plan, Long-Term Stock Option Plan and 2008 New Employee Equity Incentive Plan.

18.25                     “Pre-IPO Plans” means the Corporation’s 1997 Stock Plan and Long-Term Stock Option Plan.

18.26                     “Restricted Share” means a share of Common Stock awarded under Article 8 of the Plan.

18.27                     “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

18.28                     “SAR” means a stock appreciation right granted under the Plan.

18.29                     “SAR Agreement” means the agreement between the Corporation and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

18.30                     “Stock Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

18.31                     “Stock Option Agreement” means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

18.32                     “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

18.33                     “Stock Unit Agreement” means the agreement between the Corporation and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

18.34                     “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

18.35                     “Substitute Awards” means Awards or shares of Common Stock issued by the Corporation in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliates combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

Appendix A

PERFORMANCE CRITERIA

FOR RESTRICTED SHARES, STOCK UNITS AND PERFORMANCE CASH AWARDS

The performance goals that may be used by the Committee for such awards shall consist of:  stock price; net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Corporation; market share; gross profits; net profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; drug development milestones; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Corporation or the Corporation’s third-party manufacturer) and validation of manufacturing processes (whether the Corporation’s or the Corporation’s third-party manufacturer’s); initiation or completion of pre-clinical studies; clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation’s products or development candidates (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Corporation’s products or development candidates); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Corporation’s equity or debt securities; factoring transactions; sales or licenses of the Corporation’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research (including nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.  In the areas of development, regulatory progress and commercialization, the achievements described above performed by a third party with which the Corporation has a licensing or collaborative agreement (a “Partner”) shall apply to the Corporation.  For example, if a Partner accomplishes development milestones, regulatory achievements, commercialization or sales targets with an asset within a program that is a subject of the licensing or collaboration agreement between the Corporation and the Partner, then such Partner’s accomplishments shall constitute achievements of the Corporation.  Such performance goals also may be based solely by reference to the Corporation’s performance or the performance of a Subsidiary, division, business segment or business unit of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  To the extent consistent with section 162(m) of the Code, the Committee may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.